Exhibit 99.1

P R E S S
R E L E A S E
BARNWELL INDUSTRIES, INC.	1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website: www.brninc.com

Barnwell Industries Corrects Ned Sherwood’s Misleading Claims

Alex Kinzler does NOT support Sherwood’s Consent Solicitation

Consent Submitted by Alex Kinzler for One Share Required to Commence Consent Solicitation

Urges Shareholders to Ignore and Discard any Blue Consent Solicitation Card

HONOLULU, March 19, 2025 (GLOBE NEWSWIRE) -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) today corrected the record regarding Ned Sherwood’s highly misleading statements made in connection with his attempt to take over Barnwell without paying a premium to shareholders.

Contrary to Sherwood’s claims in a press release this morning, and for the avoidance of doubt, Alex Kinzler, Executive Chairman, General Counsel and Corporate Secretary, is a member of Barnwell’s Executive Committee of the Board defending the Company AGAINST Sherwood’s costly and distracting consent solicitation.

In Sherwood’s press release announcing the commencement of his self-serving Consent Solicitation seeking to replace the Company’s entire Board of Directors, Sherwood intentionally misled shareholders using language that made it appear as if Kinzler submitted a consent solicitation card in support of Sherwood. This is patently false and highly misleading. Kinzler, in his capacity as a shareholder, submitted a consent for one share of the 939,500 shares of Barnwell that he owns, so that the 60-day solicitation period required under Sherwood’s self-serving campaign could begin. Kinzler and the current Board do not support Sherwood.

Shareholders are likely to receive a blue consent card mailed to you by Sherwood, seeking approval of this extremely disruptive takeover of the Barnwell Board that offers shareholders no premium for their investment. The value of your investment is at risk. We urge you to discard any blue consent card sent to you by Sherwood and ignore any of his calls, messages and other attempts to solicit his blue consent card.

If you have any questions or to revoke a previous submitted consent, please contact our proxy solicitor: Okapi Partners at (877) 869-0171 or by email at info@okapipartners.com

Forward-Looking Statements

Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, our expectations regarding the effect of the Sherwood Group’s Consent Solicitation and our ability to successfully solicit revocations of consents from our stockholders to reject the Sherwood Group’s proposals. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the actions of the Sherwood Group, our ability to successfully solicit revocations of consents from our stockholders to reject the Sherwood Group’s proposals, our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press relesae, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in (i) the solicitation of revocations of consents relating to the efforts of the Sherwood Group and certain other participants to solicit consents for, among other things, the removal of all members of the Company’s Board of Directors or (ii) the solicitation of proxies from stockholders in connection with the 2025 Annual Meeting.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting.  Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 2, 2024.  To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 3 and Form 4 filed with the SEC: Form 3, filed by Craig Hopkins, with the filings of the Company on May 16, 2024; Form 4, filed by Craig Hopkins, with the filings of the Company on May 20, 2024, August 29, 2024, January 13, 2025 and January 17, 2025; Form 4, filed by Joshua Horowitz, with the filings of the Company on August 23, 2024 and October 28, 2024; Form 4, filed by Kenneth Grossman, with the filings of the Company on October 28, 2024; and Form 4, filed by Douglas Woodrum, with the filings of the Company on October 28, 2024. These filings can be found at the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CONTACT:	Investors:
Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com